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                                   FORM 13G

                                                                    Exhibit 99.2

     In response to the information requested by Item 8 on Page 9, the following is the identity of each person filing this Schedule 13G:


                 TRUSTEES OF THE W.K. KELLOGG FOUNDATION TRUST
                 ---------------------------------------------

                             The Bank of New York

                              Carlos M. Gutierrez

                             William C. Richardson

                              Jonathan T. Walton

     Such persons expressly declare that they do not affirm the existence of a group for purposes other than this joint filing.